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                                                                   EXHIBIT 3.2

                           QUICKLOGIC CORPORATION

                         SECOND AMENDED AND RESTATED

                        CERTIFICATE OF INCORPORATION

     QuickLogic Corporation., a corporation organized and existing under the laws of the State of Delaware, does hereby certify:

     1. The name of the corporation is QuickLogic Corporation (the "Corporation"). The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 4, 1997 and an Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July _____, 1997.

     2. The amendment and restatement herein set forth has been duly approved by the Board of Directors of the Corporation and by the stockholders of the Corporation pursuant to Sections 141, 228 and 242 of the General Corporation Law of the State of Delaware ("Delaware Law"). Approval of this amendment and restatement was approved by a written consent signed by less than all of the stockholders of the Corporation pursuant to Section 228 of the Delaware Law, and notice has been given in accordance with Section 228(d) of the Delaware Law to those shareholders not signing such written consent.

     3.  The restatement herein set forth has been duly adopted pursuant to
Section 245 of the Delaware Law. This Second Amended and Restated Certificate of Incorporation restates and integrates and amends the provisions of the Corporation's Certificate of Incorporation.

     4. The text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

                                      I

     The name of this corporation is QuickLogic Corporation (the "Corporation").

                                     II

     The address of this Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                     III

     The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.
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                                     IV

     A. The Corporation is authorized to issue two classes of shares to be designated respectively Common Stock ("Common Stock") and Preferred Stock ("Preferred Stock"). The Common Stock shall have a par value of $0.001 per share, and the Preferred Stock shall have a par value of $0.001 per share. The total number of shares of Common Stock the Corporation shall have authority to issue is 100,000,000 and the total number of shares of Preferred Stock the Corporation shall have authority to issue is 10,000,000.

     B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is authorized to determine or alter the powers, preferences and rights and the qualifications, limitations or restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series, to determine the designation of any series, and to fix the number of shares of any series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                      V

     The Corporation is to have perpetual existence.

                                     VI

          The election of directors need not be by written ballot unless a stockholder demands election by written ballot at a meeting of stockholders and before voting begins or unless the Bylaws of the Corporation shall so provide.

                                     VII

     The number of directors which constitute the whole Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation. The Board of Directors shall be divided into three classes designated as Class I, Class II, and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the date hereof, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the date hereof, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the date hereof, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three

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years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

                                    VIII

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

                                     IX

     To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

     Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                      X

          Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. Stockholders of the Corporation may not take action by written consent in lieu of a meeting but must take any actions at a duly called annual or special meeting. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                     XI

          Vacancies created by newly created directorships, created in accordance with the Bylaws of this Corporation, may be filled by the vote of a majority, although less than a quorum, of the directors then in office, or by a sole remaining director.

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                                    XII

          Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

                                    XIII

          The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          IN WITNESS WHEREOF, QuickLogic Corporation has caused this Second Amended and Restated Certificate of Incorporation to be signed by E. Thomas Hart, its President and Chief Executive Officer and attested to by Vincent A.
McCord, its Secretary, on July      , 1997.


                                  QUICKLOGIC CORPORATION
                                  A Delaware Corporation


                                  By:___________________________________________
                                     E. Thomas Hart
                                     President and Chief
                                     Executive Officer

ATTEST:


By:  ______________________________
     Vincent A. McCord
     Secretary

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